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                           [FORM OF AFFILIATE LETTER]

                                                                   June 29, 2005

MAF Bancorp, Inc.
55th Street & Holmes Avenue
Clarendon Hills, Illinois  60514

Ladies and Gentlemen:

         I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of EFC Bancorp, Inc., a Delaware corporation (the "Company"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended ("Act"). Pursuant to the terms of the Agreement and Plan of Reorganization dated as of June 29, 2005 ("Merger Agreement"), by and between MAF Bancorp, Inc., a Delaware corporation ("Purchaser"), and the Company, pursuant to which the Company shall be merged with and into Purchaser (the "Merger") and the stockholders of the Company shall be entitled to receive cash and shares of common stock, par value $0.01 per share, of Purchaser ("Purchaser Common Stock") in exchange for shares of common stock, par value $0.01 per share, of the Company ("Company Common Stock").

         As a result of the Merger, I may be entitled to receive shares of Purchaser Common Stock in exchange for shares owned by me of the Company Common Stock (or upon exercise of options to purchase shares or upon the exercise by me of rights under certain option plans of the Company that become exercisable upon the consummation of the Merger) (collectively, the "Purchaser Securities").

         I represent, warrant and covenant to Purchaser that in the event I receive any shares of Purchaser Securities as a result of the Merger:

                  A. I shall not make any sale, transfer or other disposition of Purchaser Securities in violation of the Act or the Rules and Regulations.

                  B. I have carefully read this Letter Agreement and the Merger Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of Purchaser Securities to the extent I felt necessary, with my counsel or counsel for the Company.

                  C. I have been advised that the issuance of Purchaser Securities to me pursuant to the Merger shall be registered with the Commission under the Act on a Registration Statement on Form S-4. However, I have also been advised that, because: (a) at the time the Merger shall be submitted for a vote of the stockholders of the Company, I may be deemed to be an affiliate of the Company; and (b) the distribution by me of Purchaser Securities has not been registered under the Act, I may not sell, transfer or otherwise dispose of Purchaser Securities issued to me in the Merger unless: (i) such sale, transfer or other disposition is made in conformity with the volume and other limitations of Rule 145(d) promulgated by the Commission under the Act ("Rule 145(d)"); (ii) such sale, transfer or other disposition has been registered under the Act; or
(iii) in the opinion of counsel reasonably acceptable to Purchaser, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                  D. I understand that, except as provided in the Merger Agreement, Purchaser is under no obligation to register the sale, transfer or


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MAF Bancorp, Inc.
June 29, 2005
Page 2


other disposition of Purchaser Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

                  E. I also understand that stop transfer instructions will be given to Purchaser's transfer agents with respect to Purchaser Securities issued to me and that there will be placed on the certificates for Purchaser Securities issued to me, or any substitutions therefor, a legend stating in substance:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY ONLY BE TRANSFERRED IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT DATED JUNE 29, 2005 BETWEEN THE REGISTERED HOLDER HEREOF AND MAF BANCORP, INC., A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF MAF BANCORP, INC."

                  F. I also understand that, unless the sale or transfer by me of Purchaser Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Purchaser reserves the right to put the following legend on the certificates issued to my transferee:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ACQUIRED IN A TRANSACTION THAT WAS NOT REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

                  G. I hereby agree that at any meeting of the stockholders of the Company however called, and in any action by written consent to the stockholders of the Company, I (solely in my capacity as a stockholder) shall vote the Company Common Stock which I am entitled to vote: (a) in favor of the adoption of the Merger Agreement; (b) against any action or agreement which would result in a breach of any covenant, representation or warranty or any other obligation of the Company under the Merger Agreement; and (c) against any action or agreement which would impede or interfere with the transactions contemplated by the Merger Agreement, including, but not limited to: (i) any change in the management or Board of Directors of the Company, except as otherwise consented to in writing by Purchaser; (ii) any change in the present capitalization or dividend policy of the Company; or (iii) any other material change in the Company's corporate structure or business.

                  H. I agree (solely in my capacity as a stockholder) not to vote or execute any written consent to rescind or amend in any manner any prior vote or written consent to approve or adopt the Merger Agreement and the transactions contemplated thereby.

                  I. I agree (solely in my capacity as a stockholder) to use my best efforts to cause the Merger and the other transactions contemplated by the Merger Agreement to be consummated.

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MAF Bancorp, Inc.
June 29, 2005
Page 3


                  J. Prior to the meeting of the stockholders of the Company called for the purpose of approving the Merger Agreement, I will not sell, assign, transfer or otherwise dispose of (including, without limitation, by the creation of a Lien (as defined below) that would cause the total number of shares of Company Common Stock subject to the Liens to exceed the number shares in Section K below), or permit to be sold, assigned, transferred or otherwise disposed of, any shares of Company Common Stock owned of record or beneficially by me, whether such shares of Company Common Stock are owned of record or beneficially by me on the date of the Merger Agreement or are subsequently acquired, whether pursuant to the exercise of stock options or otherwise, except: (i) for transfers by operation of law (in which case this Letter Agreement shall bind the transferee); (ii) for sales, assignments, transfers or other dispositions necessitated by hardship with the prior written consent of Purchaser; (iii) for transfers to charities, charitable trusts, or other charitable organizations under Section 501(c)(3) of the IRC, lineal descendant or a spouse of the undersigned, or to a trust or other entity for the benefit of one or more of the foregoing persons, provided that the transferee agrees in writing to be bound by the terms of this Letter Agreement; (iv) for transfers to the Company for the payment of taxes relating to the exercise of stock options or any disposition of shares acquired upon exercise of incentive stock options contemplated by the Letter of Understanding (as defined in the Merger Agreement), if any, I have entered into with the Company; or (v) as Purchaser may otherwise agree in writing.

                  K. I represent that (i) I have the complete and unrestricted power and the unqualified right to enter into and perform the terms of this Letter Agreement; (ii) this Letter Agreement constitutes a valid and binding agreement with respect to me, enforceable against me in accordance with its terms; and (iii) I own the shares of Company Common Stock free and clear of any liens, claims, charges or other encumbrances and restrictions of any kind whatsoever ("Liens") except as noted below as of the date hereof, and have sole and unrestricted voting power with respect to such shares of Company Common
Stock:

                  L. It is understood and agreed that this Letter Agreement shall terminate and be of no further force and effect if the Merger Agreement is terminated in accordance with its terms. It is also understood and agreed that this Letter Agreement shall terminate and be of no further force and effect and the stop transfer instructions set forth above shall be lifted forthwith upon the delivery by the undersigned to Purchaser of an opinion of counsel in form and substance reasonably satisfactory to Purchaser, or other evidence reasonably satisfactory to Purchaser, to the effect that a transfer of my shares of Purchaser Common Stock will not violate the Securities Act or any of the rules and regulations of the Commission thereunder. In addition, it is understood and agreed that the legend set forth in Paragraph E above shall be removed forthwith at my request from the certificate or certificates representing my shares of Purchaser Common Stock upon (i) expiration of the restrictive period set forth in Rule 145(d)(2), so long as Purchaser is then in compliance with Commission Rule 144(c), or the restrictive period set forth in Rule 145(d)(3) or (ii) if Purchaser shall have received an opinion of counsel in form and substance reasonably satisfactory to Purchaser, or other evidence satisfactory to Purchaser that a transfer of my shares of the Purchaser Common Stock represented by such certificate or certificates will be a sale made in conformity with the provisions of Rule 145(d), made pursuant to an effective registration statement under the Securities Act or made pursuant to an exemption from registration under the Securities Act.


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MAF Bancorp, Inc.
June 29, 2005
Page 4


                  Execution of this Letter Agreement should not be considered an admission on my part that I am an "affiliate" of the Company as described in the first paragraph of this Letter Agreement, or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this Letter Agreement.

                                             Very truly yours,


                                             -----------------------------------
                                             Name:

Accepted and Agreed to                       Number of Shares of
this ___ day of                              Company Common Stock
June, 2005, by                                                    ------
MAF BANCORP, INC.


By:
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Name:
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Title:
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